PennantPark Investment Corporation Announces Quarterly Dividend of $0.22 per Share

NEW YORK, NY -- 09/17/2007 -- PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) declares its fourth fiscal quarter 2007 dividend of $0.22 per share, payable on September 28, 2007 to shareholders of record as of September 25, 2007. The ex-dividend date is September 21, 2007. Dividends are being paid from taxable earnings and from other sources whose specific tax characteristics will be reported to shareholders on Form 1099 after the end of the calendar year. The Company is a business development company that invests primarily in U.S. middle-market companies in the form of senior secured loans, mezzanine loans and equity.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included herein are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

For More Information Contact:
PennantPark Investment Corporation
Aviv Efrat
Chief Financial Officer
(212) 307-3280
Or visit us at:  www.pennantpark.com